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                                                                    EXHIBIT 99.1


For further information:                                           NEWS RELEASE


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At NCO Portfolio Management, Inc.                      At FRB/Weber Shandwick
Michael J. Barrist,                                    Joe Calabrese (General) - (212) 445-8434
Chairman and CEO                                       Judith Sylk-Siegel (Media) - (212) 445-8431
(215) 441-3000                                         Nicole Engel (Analysts) - (212) 445-8452
Richard J. Palmer,
SVP, Finance and CFO
(443) 436-4525
email: rick.palmer@ncogroup.com

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For Immediate Release

                  NCO Portfolio revises second quarter guidance

BALTIMORE, MD, July 2, 2002 - NCO Portfolio Management, Inc. ("NCPM")(Nasdaq:
NCPM), a leading purchaser and manager of delinquent accounts receivable, announced today that it expects its second quarter diluted earnings per share to be between $0.13 and $0.15, or $0.07 below its previous guidance. The decrease is due to a greater than expected impact of the economic climate on collections and continued difficulty in purchasing accounts receivable.

Commenting on the quarter, Michael J. Barrist, Chairman and Chief Executive Officer, stated, "During the second quarter, we continued to operate in an extremely weak and unpredictable economic environment. Lower than anticipated collections, primarily in our older portfolios, in conjunction with fewer than anticipated portfolios available for sale, adversely affected our profitability. We continue to experience a very soft debt purchase marketplace with limited deal flow and pricing pressure caused by less prudent competitors who have driven up prices. As we move into the latter part of the year, we continue to take a conservative view of the economy and believe that our business strategy of quality underwriting and strict adherence to our operating model is the best approach for the long-term."

NCPM will comment further on the second quarter and the balance of 2002 on its second quarter conference call scheduled for August 7, 2002.

NCO Portfolio Management, Inc. is a leading purchaser and manager of delinquent accounts receivable.

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Certain statements in this press release, including, without limitation, statements as to NCO Portfolio's or management's outlook as to financial results in 2002 and beyond, statements as to the effects of the terrorist attacks and the economy on NCO Portfolio's business, statements as to NCO Portfolio's or management's beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, risks relating to growth and future accounts receivable purchases, risks related to the company's debt, risks related to the recoverability of the purchased accounts receivable, risks related to the use of estimates, risks related to the availability to purchase accounts receivable at favorable prices in the open market, risks related to regulatory oversight, risks related to the retention of its senior management team, risks related to securitization transactions, risks related to the fluctuation in quarterly results, risks related to NCOG's ownership control of the company, risks related to the dependency on NCOG for its collections, and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K, filed on March 19, 2002, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements.

A copy of the Annual Report on Form 10-K can be obtained, without charge except for exhibits, by written request to Richard J. Palmer, Senior Vice President, Finance/CFO, NCO Portfolio Management, Inc., 1705 Whitehead Road, Baltimore, MD 21207.
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